EX-99.B-77Q1

Ivy Funds

Supplement dated February 17, 2012 to the

Ivy Funds Prospectus

dated July 29, 2011

and as supplemented August 18, 2011, August 31, 2011 and November 16, 2011

The following replaces the “Portfolio Managers” section on page 17 for Ivy Micro Cap Growth Fund of the Ivy Funds prospectus:

The WSA Investment Team is primarily responsible for the day-to-day management of the Fund. The WSA Investment Team consists of William Jeffery III, President and Chief Investment Officer of WSA, Kenneth F. McCain, Executive Vice President of WSA, Paul J. Ariano, Senior Vice President of WSA, Paul K. LeCoq, Senior Vice President of WSA, and Luke A. Jacobson, Vice President of WSA. They have all co-managed the Fund since its inception in February 2009, except for Mr. Jacobson who became a co-manager in January 2012.

The following replaces the section entitled “Portfolio Management – Ivy Micro Cap Growth Fund” on page 169 of the Ivy Funds prospectus:

Ivy Micro Cap Growth Fund: The WSA Investment Team is primarily responsible for the day-to-day management of Ivy Micro Cap Growth Fund. They have held their responsibilities for the Fund since its inception, except for Mr. Jacobson who became a co-manager in January 2012. The WSA Investment Team consists of William Jeffery III, Kenneth F. McCain, Paul J. Ariano, Paul K. LeCoq and Luke A. Jacobson. Messrs. Jeffery and McCain are the Founding Principals of Wall Street Associates, and have worked together managing smaller capitalization growth equities for 33 years. Mr. Jeffery earned both a BA in Finance and an MBA from the University of Michigan. Mr. McCain earned a BA in Political Science and an MBA in Finance from the San Diego State University. Messrs. Ariano and LeCoq each assumed their management responsibilities within the WSA Investment Team in January 2005, when they began co-managing, together with Messrs. Jeffery and McCain, another fund, Ivy Funds VIP Micro Cap Growth, a fund whose investment manager is WRIMCO, an affiliate of IICO. Mr. Ariano joined the firm in 1995 as an analyst and has been co-managing portfolios with Mr. Jeffery for the last several years. Mr. Ariano earned a BBA, Business Administration from the University of San Diego, and an MS in Finance from San Diego State University. Mr. Ariano is a CFA Charter holder. Mr. LeCoq joined the firm in 1999. He earned a BA in Economics from Pacific Lutheran University and an MBA in Finance from the University of Chicago. Mr. Jacobson became a co-manager for the Fund in January 2012. He joined the firm in 2004. Mr. Jacobson earned a BS in Finance from the University of Missouri and is a CFA Charter holder.

Ivy Funds

Supplement dated February 17, 2012 to the

Ivy Funds Statement of Additional Information

dated July 29, 2011

and as supplemented September 9, 2011 and November 16, 2011

The table below replaces the information relating to Carl Wiese in the section entitled “Portfolio Managers Employed by Wall Street Associates, LLC” on page 107 of the Ivy Funds statement of additional information:

The following table provides information relating to the portfolio manager noted below of Ivy Micro Cap Growth Fund as of January 31, 2012.

Luke A. Jacobson*

	Registered Investment Companies	Other Pooled Investment Vehicles	Other Accounts
Number of Accounts Managed	3	0	21
Number of Accounts Managed with Performance-Based Advisory Fees	0	0	4
Assets Managed (in millions)	$257.8	$0	$993.8
Assets Managed with Performance-Based Advisory Fees (in millions)	$0	$0	$318.1

*Mr. Jacobson assumed co-management responsibilities of Ivy Micro Cap Growth Fund in January 2012.

The table below replaces the information relating to Carl Wiese in the section entitled “Portfolio Managers Employed by Wall Street Associates, LLC - Ownership of Securities” on page 109 of the Ivy Funds statement of additional information:

Ownership of Securities

As of January 31, 2012, the dollar range of shares of the Fund beneficially owned by the portfolio manager noted below was:

Manager	Dollar Range of Shares Owned in Micro Cap Growth Fund	Dollar Range of Shares Owned in the Fund Complex
Luke A. Jacobson	$0	$0

** Mr. Jacobson assumed co- management responsibilities of Ivy Micro Cap Growth Fund in January 2012.

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